Exhibit 11

               CERNER CORPORATION AND SUBSIDIARIES
            COMPUTATION OF EARNINGS PER COMMON SHARE


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                                           Three Months Ended              Nine Months Ended
                                        September 30,  October 2,      September 30,  October 2,
                                      ----------------------------   ----------------------------
                                            2000         1999              2000           1999
                                      -----------------------------  ----------------------------

Earnings before extraordinary item:   $123,336,000      $   680,000  $123,115,000    $  3,758,000
----------------------------------    ============      ===========  ============    ============

Weighted average number of common
 and common stock equivalent
 shares:

 Basic weighted average number of
  outstanding common shares             34,188,000       33,622,000    33,932,000      33,599,000
                                      ------------      -----------  ------------    ------------

Basic earnings per common shares:     $       3.61      $      0.02  $       3.63    $       0.11
                                      ------------      -----------  ------------    ------------

Dilutive effect (excess of number
 of shares issuable over number
 of shares assumed to be repurchased
 with the proceeds of exercised
 options and converted warrants based
 on the average market price during
 the period)                                 1,569          240,000     1,093,000         331,000
                                      ------------      -----------  ------------    ------------

                                        35,757,000       33,862,000    35,025,000      33,930,000
                                      ------------      -----------  ------------    ------------
                                      -----------------------------------------------------------
Diluted earnings per common and
 common stock equivalent shares:      $       3.45      $      0.02  $       3.52    $       0.11
                                      ============      ===========  ============    ============

Net earnings:                         $123,336,000      $   680,000  $123,115,000    $  2,363,000
------------                          ============      ===========  ============    ============

Weighted average number of common
 and common stock equivalent shares:

 Basic weighted average number of
  outstanding common shares             34,188,000       33,622,000    33,932,000      33,599,000
                                      ------------       ----------   -----------     -----------

Basic earnings per common shares:     $       3.61       $     0.02   $      3.63    $       0.07
                                      ------------       ----------   -----------    ------------

Dilutive effect (excess of number
 of shares issuable over number
 of shares assumed to be repurchased
 with the proceeds of exercised options
 and converted warrants based on the
 average market price during the
 period)                                     1,569          240,000     1,093,000         331,000
                                      ------------       ----------   -----------    ------------

                                        35,757,000       33,862,000    35,025,000      33,930,000
                                      ------------       ----------   -----------    ------------
                                      -----------------------------------------------------------
Diluted earnings per common and
 common stock equivalent shares:      $       3.45       $     0.02   $      3.52    $       0.07
                                      ===========================================================

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